    Exhibit 10.01

DISSOLUTION AGREEMENT

This Dissolution Agreement dated March 1, 2010, by and between Development Resources LLC (DRLLC) and Golden Spirit Enterprises (Golden Spirit) wherein the parties agree to the following:

1) The parties interred into an ‘Option Agreement’ on October 29th 2009 wherein an interest in 32 mineral lease claims located in the State of Nevada was to be transferred from DRLLC to Golden Spirit under certain terms and conditions.

2) The parties now mutually agree to rescind that ‘Option Agreement’ by and through this formal ‘Dissolution Agreement’ wherein the parties forever cancel and make ‘null and void’ that ‘Option Agreement’ between the parties dated October 29th 2010.

3) By the signing of this ‘Dissolution Agreement’ the parties further agree to ‘forever hold harmless’ each party as to the full and complete Option Agreement dated October 29th, 2009, any and all divisions, points and aspects to and in that Option Agreement and/or any and all verbal or written discussions or appendages by and to that original Option Agreement between the parties.

4) Both parties affirm the terms of this Dissolution Agreement by and thru their valid company representing signatures:

Signed,

/s/: Lee Eastman

______________________________________

Development Resources LLC

Lee Eastman

Manager/Member

/s/: Christopher Scheive

______________________________________

Golden Spirit Enterprises

Officer/Director

Print Name and Title

President

Christopher Scheive